UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021

LANDEC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-27446	94-3025618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2811 Airpark Drive
Santa Maria,	California	93455
(Address of principal executive offices)		(Zip Code)

(650) 306-1650
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	LNDC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into Material Definitive Agreement.
On June 1, 2021, Landec Corporation (the “Company”) and Curation Foods, Inc., a wholly owned subsidiary of the Company (“Curation Foods”) entered into and closed a Share Purchase Agreement (the “Purchase Agreement”) with Newell Capital Corporation and Newell Brothers Investment 2 Corp., as Purchasers (the “Purchasers”) and Windset Holdings 2010 Ltd. (“Windset”), pursuant to which Curation Foods sold all of its equity interests of Windset to the Purchasers in exchange for an aggregate purchase price of $45.1 million (the “Sale”). Pursuant to the terms of the Purchase Agreement, Curation Foods also retained certain rights to additional purchase price consideration in the event of certain transactions or equity issuances involving Windset until September 2022. The Purchase Agreement includes various representations, warranties and covenants of the parties generally customary for a transaction of this nature.

Concurrently consummation of the Sale, the Company used the net proceeds of the Sale of approximately $41.2 million to repay borrowings under the Company’s credit and guaranty agreement, dated December 31, 2020, with Goldman Sachs Specialty Lending Group, L.P. as lender, administrative agent and collateral agent, and certain affiliates of Guggenheim Credit Services, LLC, as lenders.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Purchase Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate.

Item 7.01 Regulation FD Disclosure.

On June 1, 2021, the Company issued a press release announcing the Sale, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The disclosure contained in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1	Share Purchase Agreement, dated June 1, 2021, by and among the Company, Curation Foods, Newell Capital Corporation, Newell Brothers Investment 2 Corp., and Windset Holdings 2010 Ltd.
99.1	Press Release, dated June 1, 2021
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2021

LANDEC CORPORATION

By:	/s/ John Morberg
John Morberg
Chief Financial Officer

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